Exhibit 5.1
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
P.O. Box 652
Newark, NJ 07102
T. 973.622.4444
F. 973.624.7070
www.mccarter.com

October 1, 2007

Schering-Plough Corporation
2000 Galloping Hill Road
Kenilworth, NJ 07033

Re:	Schering-Plough Corporation 6.00% Senior Notes due 2017 6.55% Senior Notes due 2037 5.000 % Senior Notes due 2010 5.375 % Senior Notes due 2014

Ladies and Gentlemen:

          We have acted as special New Jersey counsel to Schering-Plough Corporation, a New Jersey corporation (the “Company”), in connection with the Company’s authorization for issuance and sale of $1,000,000,000 principal amount of 6.00% Senior Notes due 2017 (the “2017 Notes”), $1,000,000,000 principal amount of 6.55% Senior Notes due 2037 (the “2037 Notes”), €500,000,000 in aggregate principal amount of 5.000% Senior Notes due 2010 (the “2010 Notes”) and €1,500,000,000 in aggregate principal amount of 5.375% Senior Notes due 2014 (the “2014 Notes” and, together with the 2017 Notes, the 2037 Notes and the 2010 Notes, the “Securities”). The Securities are to be offered and sold under the Company’s Registration Statement on Form S-3, No. 333-145055 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

               In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined and relied upon copies of the following documents (collectively, the “Documents”): (1) the Registration Statement; (2) the preliminary prospectus supplement dated September 12, 2007 relating to the 2017 Notes and the 2037 Notes and the preliminary prospectus supplement dated September 19, 2007 relating to the 2010 Notes and the 2014 Notes; (3) the final prospectus supplement dated September 12, 2007 relating to the 2017 Notes and the 2037 Notes and the final prospectus supplement dated September 26, 2007 relating to the 2010 Notes and the 2014 Notes; (4) the Amended and Restated Certificate of Incorporation of the Company, certified as of a recent date by the Department of the Treasury of the State of New Jersey; (5) the bylaws of the Company, as amended to the date hereof; (6) resolutions adopted by the Board of Directors of the Company on March 10, 2007 relating to, among other matters, the registration of the Securities, as certified by the Assistant Secretary of the Company on July 26, 2007 as being complete, accurate and in effect; (7) resolutions adopted by the Board of Directors of the Company on June 26, 2007 relating to, among other matters, the issuance of the Securities, as certified by the Deputy Secretary

Schering-Plough Corporation
October 1, 2007

of the Company on August 3, 2007 as being complete, accurate and in effect; (8) resolutions adopted by the Pricing Committee of the Board of Directors of the Company on September 10, 2007 relating to, among other matters, the issuance of the Securities, as certified by the Deputy Secretary of the Company on September 13, 2007 as being complete, accurate and in effect; (9) the Indenture between the Company and the Bank of New York, as trustee, dated November 26, 2003, as supplemented by a third supplemental indenture dated as of September 17, 2007 that provides for the terms of the 2017 Notes and the 2037 Notes, and as further supplemented by a fourth supplemental indenture dated as of October 1, 2007 that provides for the terms of the 2010 Notes and the 2014 Notes; and (10) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following: (1) each individual executing any of the Documents is legally competent to do so; (2) each individual executing any of the Documents on behalf of a party (other than the Company), is duly authorized to do so; (3) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding; and (4) all Documents submitted to us as originals are authentic; all Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents and in the factual representations to us by officers of the Company are true and complete; and, there are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise.

          For the purposes of the opinion set forth below, we have assumed that (1) the Registration Statement has become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded; (2) the preliminary prospectus supplement dated September 12, 2007 and the final prospectus supplement dated September 12, 2007 have been prepared and filed under the Securities Act describing the terms of such Securities offered thereby complying with all applicable laws; (3) the preliminary prospectus supplement dated September 19, 2007 and the final prospectus supplement dated September 26, 2007 have been prepared and filed under the Securities Act describing the terms of such Securities offered thereby complying with all applicable laws (4) all applicable provisions of the “Blue Sky” and securities laws of the various states and other jurisdictions in which the Securities may be offered and sold shall have been complied with; and (5) none of the terms of the Securities, nor the issuance and delivery of the Securities, nor the compliance by the Company with the terms of the Securities will violate any applicable law or will result in a violation of any provision of any instrument

Schering-Plough Corporation
October 1, 2007

or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New Jersey and the State of New York.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the Securities are duly authorized and, when and if delivered against payment therefor and otherwise in accordance with the resolutions of the Board of Directors of the Company, will constitute valid and binding obligations of the Company.

          In addition to the assumptions, limitations and qualifications stated herein, our opinion expressed above is also subject to the effect of: (a) bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers), and (b) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

          We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          We hereby consent to the reference to our firm under the Section “Validity of Securities” in the prospectus supplement included in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ McCarter & English, LLP

McCARTER & ENGLISH, LLP